Exhibit 99.1
Regency Energy Partners LP Announces Pricing of $600 Million Senior Notes
DALLAS, TEXAS — October 13, 2010 — Regency Energy Partners LP (Nasdaq: RGNC) (“Regency”) today announced the pricing of its public offering of $600 million aggregate principal amount of 6 7/8% Senior Notes due 2018. Due to favorable market conditions, the size of the offering was increased from $500 million to $600 million. Regency Energy Finance Corp., a wholly owned direct subsidiary of Regency, will serve as the co-issuer of the notes. The sale of the notes is expected to settle on Oct. 27, 2010, subject to satisfaction of customary closing conditions.
Regency intends to use a portion of the net proceeds from the offering to fund its tender offer for up to $357.5 million of its outstanding 8 3/8% Senior Notes due 2013 (the “2013 Senior Notes”) that was launched on Oct. 13, 2010. The remaining net proceeds from the offering will be used to reduce outstanding borrowings under its revolving credit facility and to pay fees and expenses associated with the tender offer. To the extent any of the 2013 Senior Notes remain outstanding after expiration of the tender offer, Regency intends to redeem the notes in accordance with the indenture governing the 2013 Senior Notes.
BofA Merrill Lynch is acting as representative of the underwriters for the offering. A copy of the preliminary prospectus supplement and prospectus relating to the offering may be obtained from the following address:
BofA Merrill Lynch
Attn: Prospectus Department
4 World Financial Center
New York, NY 10080
Email: dg.prospectus_requests@baml.com
You may also obtain these documents for free when they are available by visiting EDGAR on the SEC Web site at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by Regency with the SEC.
Certain matters discussed in this press release include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions, current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. Additional risks include, volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership’s ability to access capital to fund organic growth projects and acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership’s transactions, changes in commodity prices, interest rates, and demand for the Partnership’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, marketing and transportation of natural gas and natural gas liquids. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
CONTACT:
Investor Relations:
Shannon Ming
Regency Energy Partners
Vice President, Investor Relations & Corporate Finance Support
214-840-5477
ir@regencygas.com
Media Relations:
Lauren Griffin
HCK2 Partners
972-743-8709
lauren.griffin@hck2.com

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